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                                  EXHIBIT 10.4

                            FIRST AMENDMENT TO LEASE

                               DATED JULY 25, 1994


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                            FIRST AMENDMENT TO LEASE
                               Dated July 25, 1994


This FIRST AMENDMENT to lease is entered into this eleventh day of September 1995 by and between JACK DYMOND ASSOCIATES (LESSOR) , AND Jump Software Inc. (LESSEE).

WHEREAS, the lessee currently leases from the lessor that certain real property constituting a part of the office building located at 201 San Antonio Circle, suite 172, Building "E", Mountain View, CA.

Now therefore, the parties agree to hold an additional 2430 square feet of adjacent space of building "E", 201 San Antonio Circle, Suite 190 Mountain View, California for a total of 4410 square footage. (See Exhibit "A").

The parties also agree to make certain improvements to suite 190. Lessor agrees to demolish walls, install new building standard carpet and some minor wall adjustments, and paint all interior walls at lessor's expense. Any other tenant improvement shall be at lessee's expense which must receive approval by lessor.

Rent shall be $7497.00 per month. Commencement date shall be February 1, 1996, and terminate on January 31, 1999. Lessor grants Lessee two months free rent, for Suite #190, therefore, Lessee shall commence rent payments beginning April 1, 1996.

All other terms and conditions of the lease are hereby ratified and confirmed.

IN WITNESS, WHEREOF, the parties hereto have executed these presents as of the day and year first above mentioned.


JACK DYMOND ASSOCIATES                      JUMP SOFTWARE, INC.


BY:   /s/ Ronald E. Meredith                BY:   /s/ Dick Mathews
    ---------------------------                 ---------------------------

DATED: 10/31/93                             DATED: 10/31/95


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